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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                DECEMBER 16, 1998

                          TOREADOR ROYALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                            0-2517                                75-0991164
      (STATE OF INCORPORATION)             (COMMISSION FILE NO.)             (IRS EMPLOYER IDENTIFICATION NO.)


                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 369-0080


                            530 PRESTON COMMONS WEST
                                8117 PRESTON ROAD
                               DALLAS, TEXAS 75225
          (FORMER NAME OR FORMER ADDRESS, IF CHANGE SINCE LAST REPORT)



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On December 16, 1998 Tormin, Inc. ("Tormin"), a wholly-owned subsidiary of Toreador Royalty Corporation ("Toreador"), purchased certain oil, gas and other mineral and royalty interests located in Alabama, Louisiana and Mississippi (the "Assets") from Howell Petroleum Corporation ("Howell") pursuant to a Purchase and Sale Agreement (the "Howell Agreement") dated October 28, 1998, by and between Howell and J.T. Philip Company ("JTP"). The purchase price (the "Purchase Price") for the Assets was $13 million. The Assets are comprised of approximately 1,775,000 gross mineral acres and 876,000 net mineral acres. Producing interests, which make up approximately 2% of the total net acres, are held in approximately 400 oil and gas wells. As a result of the acquisition, which is effective November 1, 1998, Toreador estimates total proved reserves acquired at approximately 7.95 billion cubic feet equivalents (BCFE). These reserves are a mix of approximately 74% gas and 26% oil. The Purchase Price was determined based on an arms-length negotiation between JTP and Howell. Tormin acquired JTP's rights under the Howell Agreement through an assignment of JTP's rights. Tormin paid JTP a transaction fee in respect to this transaction.

         A portion of the Purchase Price was financed through the issuance and sale of $4 million of Toreador's Series A Convertible Preferred Stock (the "Preferred Stock") which was sold pursuant to a Securities Purchase Agreement (the "SPA") effective December 16, 1998, by and between Toreador and the persons party thereto. In conjunction with the SPA, the parties entered into a Registration Rights Agreement (the "RRA") effective December 16, 1998, among Toreador and the persons party thereto. The Purchase Price for the Assets was funded with the Company's cash ($4.4 million) and loans from Compass Bank, Dallas ($8.6 million).

         SUMMARY OF THE HOWELL AGREEMENT. The following summary of the material provisions of the Howell Agreement is not intended to be complete and is subject to, and qualified in its entirety by reference to all of the provisions of such agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

         Purchase and Sale. Pursuant to the Howell Agreement, Tormin purchased certain oil, gas and other mineral and royalty interests and assumed certain obligations related to the Assets. Tormin paid $13 million for the Assets, subject to certain adjustments.

         Representations and Warranties. Howell made certain customary representations and warranties related to corporate existence and authority. Howell also represented that it was not aware of environmental obligations, legal claims or threats thereof or third party claims to assets such as liens or pledges. Howell also made certain additional representations and warranties as well.

         Tormin also made certain customary representations and warranties.

         Title and Other Matters. Under the Howell Agreement, Howell provided a special warranty of title to the Assets.

         Net Profits Interest. After Tormin receives $13 million in net revenue from the Assets, Howell will be entitled to 10% of the subsequent net profits from the Assets. The net profits interest of Howell is not an interest in the Assets, nor does it encumber the Assets, but is


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contractual in nature. After "payout," Howell will be entitled to quarterly payments equal to 10% of Tormin's net profits from the Assets.

         Assumption and Indemnity. Howell acquired the Assets from the Federal Intermediate Credit Bank of Jackson in 1993. The Assets consist of royalty interests and non-producing mineral interests, and even though the owners of these type interests are not generally responsible for the remediation of environmental conditions or the plugging and abandonment of oil and gas wells, the Federal Intermediate Credit Bank of Jackson required Howell to assume any environmental and plugging obligations that might be the responsibility of the bank. Howell represented to Tormin that Howell was not aware of any such environmental or plugging obligations, but like the bank, Howell insisted that Tormin assume and indemnify against any such environmental or plugging obligations that might be the responsibility of Howell. Tormin also agreed to indemnify Howell for all obligations that arise from ownership or operation of the Assets on or after November 1, 1998. Howell agreed to indemnify Tormin for all claims arising out of the accounting or payment of proceeds of production with respect to the Assets before November 1, 1998.

         DESCRIPTION OF THE SPA. The following summary of the material provisions of the SPA is not intended to be a complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

         Purchase and Sale of Preferred Shares. Pursuant to the SPA, Toreador sold 160,000 shares of its Preferred Stock for $25.00 per share (aggregate proceeds of $4 million). The shares were issued to certain accredited investors (including four directors of Toreador) in a private placement conducted pursuant to Section 4(2) under the Securities Act of 1933 (the "1933 Act") and Regulation D promulgated under the 1933 Act. In addition to approval of the issuance of the Preferred Stock by the full Board of Directors of Toreador, a Special Committee of disinterested members of the Board of Directors unanimously approved the terms of this sale. The Special Committee relied in part upon the opinion of an investment banker as to the fairness of the terms to Toreador from a financial point of view.

         Representation and Warranties. Toreador and the purchasers each made representations to the other customary for a transaction of this type.

         Covenants of the Company. Under the SPA, Toreador covenants to (1) maintain its corporate existence, (2) provide certain information, (3) file a Form D and obtain necessary "blue sky" exemptions, (4) maintain its filing status and timely file SEC reports, (5) reserve an appropriate amount of Toreador Common Stock for conversion, (6) not use the sale proceeds for insider distributions and (7) qualify for and maintain listing on NASDAQ for Toreador's Common Stock.

         DESCRIPTION OF REGISTRATION RIGHTS AGREEMENT. The following summary of the RRA is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

         Demand Registration. Under the RRA, within 90 days of a demand by holders of at least 26% of the outstanding Preferred Stock, Toreador must register its Common Stock into


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which the Preferred Stock is convertible on Form S-3 on a "shelf" registration, if available. The holders of Preferred Stock can demand registration only once. Toreador must maintain the effectiveness of the registration until all shares of Common Stock are sold or saleable without registration. Under the RRA, Toreador agrees to bear the expenses of registration.

         Piggyback Registration. Under the RRA, if Toreador proposes a public offering for cash (other than for an employee stock plan, a business combination or certain other exceptions), it must also register the Common Stock into which the Preferred Stock is convertible upon request of the holders of Preferred Stock and certain other conditions. Toreador can also register less than all of the Common Stock underlying the Preferred Stock if the managing underwriter insists on limiting the number of shares sold due to market conditions.

         Obligations of the Company. Under the RRA, Toreador is obligated to (1) prepare and file amendments and supplements to its registration statement where necessary, (2) furnish each holder of Preferred Stock with copies of the prospectus, (3) register or qualify under "blue sky" laws and (4) perform various other acts to ensure compliance with state and federal securities laws and provide the holders of Preferred Stock opportunity to sell their shares.

         Obligations of each Holder. Under the RRA, each holder of Preferred Stock registering Toreador stock pursuant to the RRA must furnish Toreador information about itself, discontinue disposition if a stop order is in effect, enter into a reasonable underwriting agreement, deliver a prospectus to each purchaser, and notify Toreador when the holder has sold all their Registrable Securities (as defined in the Certificate of Designation).

         Indemnification. Under the RRA, Toreador promises to indemnify holders of Preferred Stock for losses related to untrue or omitted facts in the registration statement, provided the false information was not supplied by the holder asserting a claim for indemnification and Toreador consented to the settlement. Conversely, a holder of Preferred Stock who supplies false or misleading information to Toreador that leads to liability under federal securities laws will indemnify Toreador for such losses. The RRA also provides for shared responsibility under certain circumstances for losses not remedied by indemnification on the basis of relative fault. In no case, however, can a person selling under the registration statement filed pursuant to the RRA be found liable for an amount exceeding that person's net sales price received.

         DESCRIPTION OF CERTIFICATE OF DESIGNATION. The following summary of the Certificate of Designation of Series A Convertible Preferred Stock of Toreador Royalty Corporation (the "COD") is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

         Designation and Amount. Under the COD, 160,000 shares of Preferred Stock are designated as "Series A Convertible Preferred Stock" with a stated value of $25.00 per share (the "Stated Value").

         Dividends. Each share of Preferred Stock is entitled to annual dividends of 9% of the Stated Value, which, at Toreador's option, may be paid quarterly in cash, additional Preferred Stock or a combination of both. No fractional shares of Preferred Stock may be issued by Toreador as dividends. Instead, if a fractional share is owed, Toreador must choose, at its


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discretion, either to round up to the next whole number of shares or to pay cash equal to the amount of fractional shares times the Stated Value.

         Priority. In the event of liquidation, dissolution or similar event, holders of Preferred Stock will have preference over the Common Stock and all other capital stock to the extent of the Stated Value of each share of Preferred Stock plus any accrued and unpaid dividends.

         Conversion. Each holder of Preferred Stock may convert his shares into shares of Common Stock at any time. To convert, the holder of Preferred Stock must submit his request, his certificate and notice to the transfer agent. Each share of Preferred Stock is convertible into shares of Common Stock at a rate equal to the Stated Value divided by $4.00 (subject to certain adjustments described below). Generally, Toreador must issue and deliver the Common Stock within three business days.

         Adjustments to Conversion Price. The rate of conversion of Preferred Stock will be adjusted to account for stock splits, stock dividends, mergers or assets distributions. In no event will fractional shares be issued, however, because of such adjustment.

         Optional Redemption by Company. At any time after December 1, 2001, Toreador may elect to redeem for cash any or all shares of Preferred Stock upon 15 days notice to the extent permitted by law and its then available capital. The optional redemption price per share is the sum of (1) the Stated Value of the Preferred Stock plus (2) any accrued and unpaid dividends times a declining multiplier (the "Multiplier"). The Multiplier is 103% until December 1, 2002, 102% until December 1, 2003, 101% until December 1, 2004, and 100% thereafter.

         Mandatory Redemption by the Company. Toreador must redeem for cash any Preferred Stock outstanding on December 1, 2008, at a price equal to the Stated Value plus any accrued and unpaid dividends on each share of Preferred Stock.

         Voting Rights. The holders of Preferred Stock generally have no voting rights with respect to the management of Toreador. Toreador may not take an action that adversely effects the Preferred Stock without prior approval of the holders of a majority of the outstanding shares to Preferred Stock. If Toreador
(1) fails to pay four quarterly dividend payments or (2) fails to make a mandatory redemption, the holders of Preferred Stock are entitled to separately, as a class, elect one person to Toreador's Board of Directors, who shall serve until the event of default is cured.

         DESCRIPTION OF COMPASS LOANS. The following summary of the Compass loans is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such agreements, a copy of which are filed as exhibits to this Current Report on Form 8-K.

         A portion of the Purchase Price for the Assets was funded with loans (the "Loans") totaling $8.6 million from Compass Bank, Dallas ("Compass"). The borrowers were Toreador for $2.7 million from an existing credit facility and Tormin, which holds title to the assets, for $5.9 million. The Toreador credit facility is a revolving note which matures on October 1, 2000. The Toreador credit facility bears interest equal to the prime rate published in The Wall Street Journal's "Money Rates" table (the "Prime Rate") charged by the lender, which is


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currently 7.75% per annum, payable quarterly. The current borrowing base under the facility is $10 million, subject to decrease depending upon the underlying collateral value. The Tormin loan is a single advance credit facility equal to the commitment amount of $5.9 million that matures on June 1, 2000. The Tormin loan bears interest equal to the Prime Rate charged by the lender plus one-quarter percent, which is currently 8%. The unpaid principal balance of the loan shall be payable in monthly installments of $60,000 plus accrued interest. The agreements governing the Loans contain various representations, warranties and covenants of the borrower customary for a loan of this type. The loan is secured by a pledge of the 64 most valuable properties within the Assets. The Tormin loan has also been guaranteed by Toreador and its wholly-owned subsidiary, Toreador Exploration & Production Inc., whose guaranty is limited to its "net value." Tormin executed a $7.1 million promissory note to Toreador and Toreador pledged that note and the shares of Tormin issued to Toreador to further secure Toreador's guarantee.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

         (a) It is impractical to provide the required financial statements of the acquired properties at this time. The Company plans to file such information by amendment to this Form 8-K within sixty days of December 31, 1998.

         (b) It is impractical to provide the required pro forma financial information at this time. The Company plans to file such information by amendment to this Form 8-K within sixty days of December 31, 1998.

Exhibits

         10.1 Securities Purchase Agreement, effective December 16, 1998, among Toreador Royalty Corporation and the Purchasers party thereto.

         10.2 Registration Rights Agreement, effective December 16, 1998, among Toreador Royalty Corporation and persons party thereto.

         10.3 Certificate of Designation of Series A Convertible Preferred Stock of Toreador Royalty Corporation.

         10.4 Purchase and Sale Agreement, effective November 1, 1998, between Howell Petroleum Corporation and The J.T. Philip Company, as amended.

         10.5 Credit Agreement effective December 15, 1998, between Compass Bank and Tormin, Inc.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TOREADOR ROYALTY CORPORATION


Date:   December 30, 1998              By: /s/ G. Thomas Graves, III
                                           -------------------------------------
                                            Name:  G. Thomas Graves, III
                                            Title: President and
                                                   Chief Executive Officer